                                                       Exhibit 11.1

                       Bell & Howell Company and Subsidiaries
                      Computation of Earnings per Common Share
              (Dollars and shares in thousands, except per share data)
                                    (Unaudited)

                                                            Thirteen Weeks
                                                                Ended
                                                       ----------------------
                                                       March 30,     March 29,
                                                         1996          1997
                                                       ---------     ---------
Net earnings:

     Earnings before extraordinary items               $ 1,853       $ 2,050

     Extraordinary losses                                   --          (905)
                                                        ------        ------
     Net earnings                                      $ 1,853       $ 1,145
                                                        ======        ======

     Average number of common shares and
     equivalents outstanding:

       Primary                                          18,588        18,391

       Fully diluted                                    18,644        18,391

     Net earnings per common share:

      Primary:

      Earnings before extraordinary
       items                                           $  0.10       $  0.11
      Extraordinary losses                                  --         (0.05)
                                                        ------        ------
      Net earnings per common share                    $  0.10       $  0.06
                                                        ======        ======

      Fully diluted:

      Earnings before extraordinary
       items                                           $  0.10       $  0.11
      Extraordinary losses                                  --         (0.05)
                                                        ------        ------
      Net earnings per common share                    $  0.10       $  0.06
                                                        ======        ======